STAM1-618313-11
03/30/98 6:49 PM



               ASSET PURCHASE AND SALE AGREEMENT

                   DATED AS OF MARCH 5, 1998,

                          by and among

                    SECURITY SYSTEMS, INC.,

                         JAMES W. LEES,

                        EDWARD A. SILVEY

                              and

                                     ALARMGUARD,             INC.
                       TABLE OF CONTENTS


1. Assets to be Sold and Purchase Price                         6
     1.1 Assets                                                 6
     1.2 Excluded Assets                                        8
     1.3 Assumed Obligations                                    8
     1.4 Excluded Obligations                                   9
     1.5 Purchase Price                                         9
     1.6 Asset Transfer                                         9
     1.7 Allocation of Purchase Price                          10
     1.8 Payments                                              10
     1.9 Closing Revenue Adjustment                            10
     1.10 Revenue Guarantee Adjustment                         12
     1.11 Accounts Receivable                                  12
     1.12 Best Efforts.                                        13
     1.13 Taxes                                                13


2. Assumption of Liabilities                                   13


3. Representations and Warranties of Seller and Stockholders   13
     3.1 Incorporation, Powers and Qualification               13
     3.2 Authority                                             14
     3.3 No Conflict                                           14
     3.4 Financial Information                                 14
     3.5 Ownership of Property                                 15
     3.6 Litigation; Liabilities                               15
     3.7 Compliance; Hazardous Substances                      15
     3.8 Customer Lists                                        16
     3.9 Parties                                               16
     3.10 No Broker                                            16
     3.11 Material Statements                                  16
     3.12 Tax Matters                                          16
     3.13 Alarm Systems                                        17
     3.14 Condition of Assets Upon Transfer                    17
     3.15 Contracts and Commitments                            17
     3.16 Intellectual Property                                18
     3.17 Employee  Benefit  Plans; Wages  and  Benefits  of
          Seller Employees.                                    18
     3.18 Labor and Employee Relations                         19
     3.19 Indebtedness                                         19
     3.20 Books and Records                                    19
     3.21 Powers of Attorney                                   19
     3.22 Customer Claims Insurance                            19
     3.23 Non-Compete Agreements/Goodwill Rights               19
     3.24 Limitations.                                         19


4. Representations and Warranties of Purchaser                 20
     4.1 Incorporation, Powers and Qualification               20
     4.2 Authority                                             20
     4.3 No Conflict                                           20
     4.4 No Broker                                             20
     4.5 Material Statements                                   20


5. Pre-Closing Covenants                                       21
     5.1 Conduct of Business                                   21
     5.2 Insurance                                             22
     5.3 Employee Meetings                                     22
     5.4 Access to Properties                                  23
     5.5 Confidentiality; No Disclosure                        23


6. Conditions Precedent to the Closing                         23
     6.1 Conditions   Precedent  to   the   Obligations   of
          Purchaser                                            23
     6.2 Representations and Warranties True as of Closing     23
     6.3 Obligations,  Covenants, Agreement  and  Conditions
          Performed                                            23
     6.4 No Material Change                                    24
     6.5 Delivery of Closing Documents                         24
     6.6 No Actions, etc.                                      24
     6.7 Necessary Consents                                    24


7. Closing.                                                    24


8. Post Closing                                                26
     8.1 Warranties and Representations                        26
     8.2 Seller's Obligations                                  26
     8.3 State Filings                                         26
     8.4 Assumption of Obligations                             26
     8.5 Access to Information                                 26
     8.6 Use of Trade Names                                    26
     8.7 Mail and Communications                               26
     8.8 Telephone Numbers                                     27
     8.9 Employee and Other Accounts                           27


9. Indemnification                                             27
     9.1 Indemnification by Seller and Stockholders            27
     9.2 Indemnification by Purchaser                          28
     9.3 Limitation of Indemnity.                              28


10. Miscellaneous                                              28
     10.1 Notices                                              28
     10.2 Expenses                                             30
     10.3 Risk of Loss                                         30
     10.4 Benefit and Burden                                   30
     10.5 Governing Law                                        30
     10.6 Assignment                                           30
     10.7 Attorneys' Fees                                      31
     10.8 Further Assurances                                   31
     10.9 Severability                                         31
     10.10 Jurisdiction; Waivers                               31
     10.11 Entire Agreement                                    31
     10.12 Number and Gender                                   32
     10.13 Headings for Convenience                            32
     10.14 Amendments                                          32
     10.15  Execution of Counterparts                          32

                     EXHIBITS AND SCHEDULES


Exhibit A-1:   The Tangible Assets
Exhibit A-2:   The Intangible Assets
Exhibit A-3:   Service Contracts
Exhibit A-4:   Leases of Real and Personal Property; Motor
               Vehicles
Exhibit A-5:   Telephone Numbers
Exhibit A-6:   Intentionally Omitted
Exhibit A-7:   Work in Process
Exhibit B-1:   Excluded Assets
Exhibit B-2:   Allocation of Aggregate Purchase Price
Exhibit C:     Escrow Agreement
Exhibit D:     Consulting Agreement
Exhibit E:     Form of Non-Compete Agreement
Exhibit F:     Form of Opinion of Seller's Counsel


SCHEDULE 3.1:                 Ownership of Securities
SCHEDULE 3.5:                 Title to Assets
SCHEDULE 3.6:                 Pending Litigation or Proceedings
Involving Seller
SCHEDULE 3.8:                 Increases in Rates
SCHEDULE 3.15:                Contracts and Commitments
SCHEDULE 3.16:                Seller's Intellectual Property
SCHEDULE 3.17(a):                  Seller's Employee Benefit
Plans
SCHEDULE 3.17(d):                  Seller's Employees
SCHEDULE 3.18:                Labor and Employee Relations
SCHEDULE 3.19:                Indebtedness
SCHEDULE 3.22:                Material Customer Claims
SCHEDULE 3.23:                               Seller's Rights
                              Under Noncompetition Obligations



               ASSET PURCHASE AND SALE AGREEMENT


      THIS ASSET PURCHASE AND SALE AGREEMENT (as amended and supplemented from time to time, this "Agreement") is made as of March 5, 1998, by and among SECURITY SYSTEMS, INC. d/b/a SENTRY PROTECTIVE SYSTEMS, a Massachusetts corporation with its principal place of business at 110 Florence Street, Malden, Massachusetts 02148 ("Seller"), JAMES W. LEES ("Lees") and EDWARD A. SILVEY ("Silvey"), each having an address in care of Seller (Lees and Silvey, collectively, the "Stockholders"), and ALARMGUARD, INC., a Delaware corporation with its principal place of business at 125 Frontage Road, Orange, CT 06477 ("Purchaser").

                          WITNESSETH:

      WHEREAS, Seller is engaged in the electronic security (burglar and fire alarm) business primarily in New England under the tradename "Sentry Protective Systems" and is also engaged in the uniformed personnel security (guard and patrol) business primarily in New England under the tradenames Security Systems, Inc. and S.S.I.; and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain of the assets used by Seller in the burglar and fire alarm business primarily in New England (the "Business"), which Business shall not include Seller's uniformed guard and patrol business; and

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration received or to be received as stated herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Assets to be Sold and Purchase Price.

      1.1 Assets. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, on the Closing Date (as hereinafter defined), Seller shall sell, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, free and clear of all Liens (as hereinafter defined), all of the assets, properties and rights of every kind, nature and description, whether tangible or intangible, of the Business, excluding only the Excluded Assets (as hereinafter defined), all as the same shall exist on the Closing Date. Seller represents that all of Seller's tangible assets used in the Business are set forth on Exhibit A-1 attached hereto. Seller represents that all of Seller's intangible assets used in the Business are set forth on Exhibit A-2 attached hereto. Such assets, properties and rights used in the Business, excluding only the Excluded Assets, as the same shall exist on the Closing Date, are referred to herein as the "Assets", and shall include without limitation the following:

      (a) Seller's alarm system lease, monitoring, maintenance and other service contracts described in Exhibit A-3 attached hereto and made a part hereof; and

      (b) all of Seller's trademarks, service marks associated with the Business; and

      (c) the motor vehicle leases used or usable in connection with the Business, to the extent same can be assigned, and the motor vehicles described in Exhibit A-4 and made a part hereof;
and

      (d)  all of Seller's goodwill associated with the Business,
including  without  limitation  any  non-compete  agreements   or
goodwill rights held by Seller as the result of business acquisitions or from employment arrangements; and

      (e) the use of the name "Sentry Protective Systems" in the security and alarm industry at all times after the Closing Date;
and

      (f) use of the telephone numbers listed in Exhibit A-5 and made a part hereof and the advertisements used in connection with the Business placed in the "Yellow Pages," "Yellow Book" or any similar local periodical, to the extent Seller can confer such right, including without limitation any contracts for telephone service; and

      (g) Seller's pending contracts for installation of alarm systems listed on Exhibit A-7 attached hereto and made a part hereof; and

      (h) all central station equipment that is owned or leased by Seller and utilized in connection with the Business; and

     (i)  all inventories and supplies of the Business; and

      (j) all rights, claims and benefits of Seller under all contracts, leases, service agreements, supply orders, purchase orders, bids, quotations, understandings, commitments and other agreements (including dealer agreements), whether or not written, including without limitation all accounts receivable of Seller, in each case in connection with the Business; and

      (k) all of Seller's interest in and claims and rights with respect to all of the copyrights, copyright renewal rights, trademarks, service marks, logos and trade names (and, in each case, any applications therefor) related to the Business, including the name "Sentry Protective Systems" and the goodwill appurtenant thereto; and

     (l)  all items of prepaid expense; and

      (m) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers or other parties affecting the Assets, or by providers of services furnished to Seller or affecting the Assets, in each case relating to the Business; and

      (n) all licenses, permits, or other authorizations for operating the Business held by Seller to the extent assignable;
and

      (o) all books, records, files and papers, whether in hard copy or computer format, used in the Business, including without limitation manuals and data, customer lists, credit files, sales and advertising materials, promotional literature, market information, marketing information, information systems, computer programs and software, sales and purchase correspondence, lists of present supplies, and copies of all personnel and employment records for the Seller Employees (as hereinafter defined) used in or relating to the Assets or the Business (collectively the "Records"); and

     (p)  the trade secrets of Seller related to the Business.

      1.2 Excluded Assets. The following assets of Seller (collectively, the "Excluded Assets") are not included in the
Assets: (a) cash and cash equivalents; (b) deposits with third parties (other than deposits in connection with Assumed Obligations); (c) any agreement pursuant to which a third party provides monitoring or maintenance services to customers of Seller; (d) contracts with customers which are not Customer Contracts (as defined below); (e) any leases of real or personal property other than leases of personal property listed on Exhibit A-4 hereto; (f) the assets (including any vehicles owned by Seller which Purchaser has determined not to purchase) listed on Exhibit B-1 hereto; (g) Seller's right to receive payments as the result of litigation with former customers to which Seller is not, as of the Closing Date, providing any services; (h) all interests of Seller in, and all obligations of Seller under, any Employee Benefit Plans (as hereinafter defined); (i) all assets of Seller used solely in its uniformed personnel security (guard and patrol) business, including its contracts, accounts receivable, goodwill, inventory and other assets including the corporate name Security Systems Inc. and its trade names "Security Systems" and "SSI"; (j) all interests of Seller in the Genesis software provided by ITI, provided, however, that Seller shall permit Purchaser to utilize such software for a period of up to one year from the Closing Date without charge or other fee, except that Purchaser shall reimburse Seller for all fees and other charges paid to ITI; (k) all interests of Seller in its radio systems, provided, however, that Seller shall permit Purchaser to utilize its radio system for a period of up to one year from the Closing Date without charge, except that Purchaser shall be liable for all costs of repairing or replacing equipment used by, or under the control of, Purchaser from and after the Closing Date; (l) the electrical generator of Seller located in Malden, Massachusetts; and (m) any interest in the Class C Contractors License held by Lees.

      1.3 Assumed Obligations. At the Closing, Purchaser shall assume and, subject to all rights of offset, defenses, causes of action, counterclaims and claims of any nature against third persons that may be available to Seller in respect of the Assumed Obligations, agree to satisfy and discharge, as the same shall become due, all of the liabilities and obligations of Seller (the "Assumed Obligations") under the contracts, agreements, commitments and leases of Seller, including but not limited to the service and monitoring agreements between Seller and its burglar and fire alarm customers, which are specifically identified in Exhibit A-3, Exhibit A-4 and/or Exhibit A-2, and are assigned to Purchaser at Closing, if and to the extent assignable, but only to the extent any such liabilities and obligations arise and accrue or are to be performed after the Closing.

     1.4 Excluded Obligations. Purchaser shall not assume or be responsible for any liabilities, obligations, debts or commitments of Seller other than the Assumed Obligations. Without limiting the generality of the immediately preceding sentence, Purchaser shall not have any obligation to any party to this Agreement to hire any employee of Seller other than Lees as a consultant or to pay any employment related expense of Seller.

     1.5 Purchase Price. The total purchase price to be paid by Purchaser to Seller for the Assets (the "Purchase Price") shall be an amount equal to (i) 48 times Seller's Net Monthly Recurring Revenue (as hereinafter defined) as of the Closing Date (ii) plus 12 times Seller's Wholesale NMRR (as hereinafter defined) as of the Closing Date, (iii) plus 40 times Seller's Net Monthly Recurring Revenue to be derived from the customers constituting high volume Work in Process as set forth on Exhibit A-7(a) that is installed within 60 days of the Closing Date, (iv) plus 40 times Seller's Net Monthly Recurring Revenue to be derived from customers constituting custom Work in Process as set forth on Exhibit A-7(b) installed by Purchaser or its agents or representatives, and (v) less the amount of Seller's Deferred Service Revenue (as hereinafter defined) as of the Closing Date, plus the fair market value of Seller's inventory on the Closing Date (valued at 100% of the cost of new and usable inventory and 50% of the cost of used and usable inventory), plus the amount of Seller's accounts receivable as of the Closing Date as agreed on prior to the Closing, minus a bad debt reserve for Seller's uncollectible accounts receivable as of the Closing Date in an amount agreed on prior to the Closing and minus all deposits held by Seller for any work or services not yet completed other than deposits for Work in Process (the aggregate of all additions to, or deductions from, the Revenue Purchase Price set forth in (v) shall be referred to herein as the "Working Capital Purchase Price"). The sum of (i) and (ii) above is referred to herein as the "Revenue Purchase Price". For purposes of this Agreement, "Deferred Service Revenue" means amounts billed on or prior to the Closing Date for prepaid services to be rendered on or after the Closing Date. All costs of installation of Work in Process set forth on Exhibit A-7(a) shall be borne solely by Seller. As used herein, the term net gross margin of Purchaser shall mean
(i) the aggregate installation gross revenue actually billed and received by the Purchaser less the applicable direct installation labor cost calculated at the agreed-upon rate of $24.00 per hour, less direct equipment costs, less the cost of any direct sales commissions, in each case paid by Purchaser (ii) divided by the aggregate gross revenue billed and received by Purchaser. Notwithstanding any other provision herein, the net gross margin for all installations referred to in Exhibit A-7(b) shall not be less than 20% and to the extent a net gross margin is less than 20%, Seller will pay Purchaser on the Adjustment Date the shortfall, if any, necessary to make the net gross margin on all such installations not less than 20%. The Purchase Price determined under this Section 1.5 shall be subject to adjustment as provided in Sections 1.9, 1.10 and 1.11, but, not withstanding any other provision of this Agreement, the Purchase Price shall not be reduced to an amount less than $11,000,000.

      1.6 Asset Transfer. At the Closing, upon Purchaser's making of the payment required to be made at the Closing pursuant to Section 1.8, Seller shall deliver to Purchaser possession of the Assets and shall further deliver to Purchaser proper assignments, conveyances and warranty bills of sale sufficient to convey to Purchaser good and marketable title to the Assets, free and clear of all liens, mortgages, leases, pledges, conditional sales agreements, security interests, options, charges, claims, restrictions and encumbrances of any kind ("Liens"), subject only to the Assumed Liabilities, as well as such other instruments of conveyance as may be necessary or appropriate to effect or evidence the transfers contemplated hereby.

      1.7 Allocation of Purchase Price. The Purchase Price determined under Section 1.5 shall be allocated as set forth on Exhibit B-2 hereto.

      1.8 Payments. (a) Purchaser has previously paid $250,000 to Seller as a deposit on the Purchase Price and Purchaser is paying Seller an additional $600,000 as additional deposit on the date hereof. If the Closing fails to occur as a result of Seller or Stockholder having failed to satisfy a condition set forth in
Section 6 hereof, Seller shall promptly return the full amount of the deposit to Purchaser.

      (b) Purchaser shall make the following payments to Seller (subject to adjustment as provided herein) at the Closing or on the Adjustment Date, as applicable, on account of the Purchase Price determined in accordance with Section 1.5 using the amounts of Net Monthly Recurring Revenue, Wholesale NMRR and Deferred Service Revenue certified by Seller on the Closing Date, provided that solely for purposes of calculating amounts payable on the Closing Date, the amounts of Net Monthly Recurring Revenue and Wholesale NMRR to be certified by Seller on the Closing Date shall be reduced by (i) 50% of the Net Monthly Recurring Revenue and Wholesale NMRR relating to customers whose oldest invoice relating to recurring revenue is outstanding more than 90 days but less than 121 days, and (ii) 100% of the Net Monthly Recurring Revenue and Wholesale NMRR relating to customers whose oldest invoice relating to recurring revenue is outstanding for more than 120 days. The Purchase Price shall be adjusted as set forth in this Agreement.

      (c) On the Closing Date, Purchaser shall pay to Seller by wire transfer (x) 90% of the Revenue Purchase Price, plus or minus (y) 100% of the Working Capital Purchase Price, minus (z) all amounts previously paid to Seller as a deposit.

     (d) On the Closing Date, Purchaser shall pay the balance of the Purchase Price, as adjusted herein to the Escrow Agent specified in the Escrow Agreement attached hereto as Exhibit C. On the Adjustment Date, the Seller shall be paid the balance of the Purchase Price and the Escrow Agent shall pay the Seller and the Purchaser, pursuant to the terms of the Escrow Agreement, the amount then held in escrow. If the Purchase Price, as adjusted, is less than the payment made to Seller pursuant to Section 1.8(c), Seller shall pay to Purchaser, on the Adjustment Date, by certified or cashier's check or by wire transfer, the amount of such excess.

     1.9  Closing Revenue Adjustment.

      (a) The Purchase Price determined under Section 1.5 shall be adjusted upward or downward, as the case may be, on the date that is nine months after the Closing Date (the "Adjustment Date"), by (i) $48 for each dollar that Net Monthly Recurring Revenue from active customers of Seller on the Closing Date was greater than or less than the amount of Net Monthly Recurring Revenue certified by Seller on the Closing Date, and (ii) $12 for each dollar that Wholesale NMRR from active customers of Seller on the Closing Date was greater than or less than the amount of Wholesale NMRR certified by Seller on the Closing Date. Between the Closing Date and the Adjustment Date, Purchaser shall determine the Net Monthly Recurring Revenue and the Wholesale NMRR from active customers on the Closing Date. A customer shall be considered to be an "active customer" on the Closing Date if
(i) any invoice issued to it by Seller is less than 90 days overdue and Seller has not received a notice of cancellation, or
(ii) on or before the Adjustment Date, the customer has paid any invoice for recurring revenue issued by Purchaser after the Closing Date, or (iii) the customer was not a party to a Customer Contract (as hereinafter defined) on the Closing Date but has signed a customer contract with Purchaser before the Adjustment Date and the customer has paid any recurring revenue invoice issued by Purchaser after the Closing Date by the Adjustment Date or (iv) the Customer is at a location for which the Seller previously provided service and the Customer reactivates such service and has paid any recurring revenue invoices issued by the Purchaser after the Closing Date by the Adjustment Date. A customer shall only be considered other than an active customer on the Closing Date if (i), on or before the Adjustment Date, the Purchaser, as a result of non-payment, has canceled service in writing or has given written notice of cancellation, or (ii), on the Closing Date, Seller is not providing services for recurring revenue, unless reactivated pursuant to clause (iv) above.

      (b) The Purchase Price shall also be adjusted upward or downward on the Adjustment Date by $1 for each $1 that Deferred Service Revenue on the Closing Date was greater than or less than the amount of Deferred Service Revenue certified by Seller on the Closing Date. Purchaser shall have the right to verify Seller's calculation of Deferred Service Revenue after the Closing Date.

      (c) For purposes of this Agreement, "Net Monthly Recurring Revenue" means, as of a given date, the total recurring regular monthly amounts billed to Seller's commercial or residential customers who have a direct account with Seller (which customers shall not include any person or entity that resells any of Seller's services) with installed systems (billings made other than on a monthly basis shall be adjusted to the equivalent monthly amount) under Customer Contracts for electrical protection, monitoring, closed circuit television, access control services, guard response services, fire and police panel charges and equipment lease rental and charges and fire testing, less all monthly charges incurred by Purchaser after the Closing Date (charges billed to Purchaser other than on a monthly basis shall be adjusted to the equivalent monthly amount) for direct wire telephone lines used to transmit alarm signals, antenna rental charges for radio frequency alarm systems, answering services, sales taxes, false alarm charges not rebillable to customers, guard response costs, city franchise and police panel fees and charges paid by Purchaser for receiving alarms applicable to such accounts, if any (collectively, "Charges"). For purposes of this Agreement, "Wholesale NMRR" means, as of a given date, the total recurring regular monthly amount billed to Seller's wholesale accounts pursuant to which Seller provided monitoring services to entities reselling Seller's services, less Charges. For purposes of this Section 1.9, Charges shall be determined (A) under contracts in existence at the Closing Date and (B) from invoices to pay Charges received by Purchaser or Seller, as the case may be, prior to the Adjustment Date for the monthly period (or greater period including the monthly period) in which the Closing Date occurs.

      (d) For purposes of this Agreement, "Customer Contracts" means valid contracts calling for recurring payments for alarm system leasing, monitoring or maintenance or other services, at least 90% of which are in writing and are duly executed by all purported parties thereto (which, for residential customers shall mean that at least one of the owners or lessees of the residence has signed), have an original term of at least one year, and contain provisions that state that unless either party shall give the other written notice of intent to terminate, the agreement shall renew for an additional term of one year, and which further do not contain terms to the effect that same will terminate, give rise to a right to terminate or otherwise be at all affected by the sale of assets contemplated by this Agreement, and contain clauses limiting the liability of the alarm company or companies which installed and/or monitor said alarm systems or equipment which are customary in the industry and which are valid and enforceable in the jurisdiction whose law governs said contracts.

      (e) Notwithstanding any of the foregoing provisions, the Purchase Price shall not be reduced to an amount less than $11,000,000.

      1.10 Revenue Guarantee Adjustment. The Purchase Price determined under Section 1.5 shall be further reduced by 48 times the amount by which Net Monthly Recurring Revenue and by 12 times the amount by which Wholesale NMRR as of the date that is six months after the Closing Date (the "Calculation Date") from active customers on the Closing Date is less than 94% of the Net Monthly Recurring Revenue and Wholesale NMRR, respectively, from active customers on the Closing Date, as finally determined under
Section 1.9. A Customer shall be considered an active customer on the Calculation Date if (i) it was an active customer on the Closing Date as provided in Section 1.9(a), (ii) any invoice for recurring revenue is less than ninety days past due, (iii) it continues to be provided services by Purchaser for which monthly or recurring revenue is billable, and (iv) Purchaser has not been given notice of cancellation by the customer. Notwithstanding the foregoing, a customer whose invoice for recurring revenue is over ninety days past due shall only be considered other than an active customer on the Calculation Date if, on or before the Adjustment Date, the Purchaser as a result of non-payment, has canceled service in writing or has been given notice of cancellation. There shall be excluded from such reduction any account which is canceled due to (i) a notice from Purchaser of an increase, or due to an actual increase, in rates by Purchaser, or (ii) Purchaser failing to provide monitoring or other services consistent with Seller's past practices and staffing levels for any period of time, or (iii) a customer entering into an equivalent contract with an affiliate (as hereinafter defined) of Purchaser. There shall also be excluded from such reduction any customer who ceases being an active customer of Purchaser but again becomes an active customer of Purchaser or its affiliate prior to the Adjustment Date (net of any costs or expenses of the Purchaser or its affiliate entering into new contracts). Seller shall make a payment in the amount of such adjustment, if any, on the Adjustment Date in accordance with Section 1.8. As used herein, an "affiliate" shall be defined as an entity controlling, controlled by or under common control with another entity. Purchaser shall provide Seller and Lees with reasonable notice of each account for which Purchaser receives notice of intent to cancel prior to the time Purchaser terminates service to that account, and shall further cooperate with Lees in the timely making of reasonable attempts to save any such accounts.

     1.11 Accounts Receivable. Unless otherwise specified by the Customer in writing, payments received from customers of Seller by Purchaser after the Closing Date shall be applied to the oldest invoice outstanding. Purchaser shall have the right to verify the amounts of the accounts receivable of Seller as of the Closing Date after the Closing Date. Each of Seller and Purchaser shall have the right to verify amounts received by
Purchaser or Seller, respectively, for payment of Seller's accounts receivable by audits conducted by Seller's or Purchaser's respective accountants conducted at reasonable intervals. Prior to the Adjustment Date, Purchaser shall provide to Seller an accounting every week after the Closing as to the accounts receivable received by Purchaser. On the Adjustment Date, the Purchase Price shall be reduced to the extent of the face value of any of the accounts receivable purchased by Purchaser from Seller at Closing which are not collected by Purchaser prior to the Adjustment Date, less the bad debt reserve referred to in Section 1.5, and shall further cooperate with Lees in the timely making of reasonable attempts to save any such account.

      1.12 Best Efforts. Purchaser shall use its best efforts  to
provide  monitoring  and  repair  services  to  Seller's   former
customers and collect its accounts receivable in accordance with ordinary and customary practices in the alarm industry.

     1.13 Taxes. Purchaser shall pay all sales, use, transfer, conveyance, registration, stamp and VAT or other similar taxes or duties (collectively "Transfer Taxes") arising out of or incurred in connection with the transfer of the Assets pursuant to this Agreement.

      2. Assumption of Liabilities. Purchaser shall assume no liabilities or obligations of Seller other than (x) the Assumed Obligations; and (y) the liabilities and obligations arising out of the operation of the Assets after the Closing Date ((x) and (y) collectively, the "Assumed Liabilities"). On and after the Closing Date, (a) Seller shall have no obligations or liabilities with regard to Assumed Liabilities; (b) Seller shall discharge, when and as they become due and payable, all liabilities and obligations of Seller and/or the Business other than the Assumed Liabilities; and (c) Purchaser shall have no obligations or liabilities with regard to any obligations or liabilities of Seller or the Business, whenever incurred or arising, other than the Assumed Liabilities.

       3. Representations and Warranties of Seller and Stockholders. Subject to the limitations set forth in Sections 1.5, 1.9(e) and 9.1(a) hereof, in order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and each of the Stockholders, jointly and severally, hereby represent and warrant the following to
Purchaser:

      3.1 Incorporation, Powers and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Massachusetts and is qualified to do business as a foreign corporation in those states in which Seller is required to be so qualified. Seller has all requisite corporate power to execute, deliver and perform this Agreement and to own the Assets and to carry on its businesses as now being conducted and to own, lease or operate the properties and assets (including without limitation the Assets) it now owns, leases or operates and holds all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary or required therefor. Seller has no subsidiaries. The ownership of all of the issued and outstanding securities of Seller is as set forth on Schedule 3.1 hereto. Seller's principal business is not the sale of merchandise from stock.

       3.2 Authority. The execution and delivery of this Agreement and each of the other documents contemplated hereby by Seller and the performance by Seller of its obligations hereunder and thereunder have been approved by all necessary corporate action, and no other proceedings on the part of Seller or its shareholders will be necessary to effect or approve the transactions contemplated by this Agreement or any other document contemplated hereby. Except with regard to the vehicle leases described in Exhibit A-4, and the use of the telephone numbers, facsimile number and advertising referred to in Section 1.1(f), no filing, notice or recordation with, or consent or approval from any governmental agency or any third party is required (a) in order to permit Seller to enter, or as a result of Seller entering,  into  this  Agreement or (b) in order  for  Seller  to consummate, or as a result of Seller's consummation or performance of, this Agreement or any transaction contemplated hereby. This Agreement has been executed and delivered by
Seller. This Agreement and each of the other documents to be delivered pursuant hereto are and will be the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     3.3 No Conflict. Neither Seller's execution or delivery of this Agreement, nor Seller's consummation of the transactions contemplated hereby, nor Seller's fulfillment of the terms hereof, nor Seller's compliance with the terms and provisions hereof, will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under or create any liability under (a) Seller's certificate of incorporation or by-laws, (b) any agreement or instrument to which Seller is a party or by which it or any of its properties is bound or which would in any way have an adverse effect on the Assets or Purchaser's enjoyment of any of the Assets or (c) any law, regulation or ordinance, injunction, decree, order or judgment applicable to or binding upon Seller.

     3.4 Financial Information. (a) To the best of Seller's or Stockholders' knowledge, Seller has no liabilities or obligations of any nature (contingent or otherwise) except those shown in the Financial Statements (as defined below). Seller has delivered to Purchaser (i) financial statements for Seller showing Seller's balance sheets as of, and the results of operations and statements of changes in equity and cash flows for the years ended, December 31, 1994,1995, and 1996, each audited by Robert Ercolini & Company, Boston, Massachusetts and (ii) additional unaudited financial statements showing Seller's balance sheet as of, and the results of operations and cash flows for the nine months ended, September 30, 1997 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and do not omit any information necessary to make the information contained therein not misleading. Seller has no undisclosed liabilities, fixed or contingent, matured or unmatured, which individually or in the aggregate have or would have a material adverse effect on the Business of Seller.

      (b) To the best of Seller's or Stockholders' knowledge, since the date of the latest Financial Statement, there has been no material adverse change in the condition, financial or otherwise, of Seller, or its assets, liabilities or business prospects or any transaction outside the ordinary course of business, any termination or waiver of rights material to the conduct of Seller's business, any unpaid commitment to spend in excess of $50,000 for capital improvements, any material increase in employee wages or consulting fees, if any, or any change in accounting methods.

     (c) To the best of Seller's or Stockholders' knowledge, all of the Records and information in Seller's possession which have been or will be revealed to Purchaser for Purchaser's due diligence purposes and for purposes of determining any adjustments to the Aggregate Purchase Price or otherwise pursuant to this Agreement are true, correct and complete in all material respects.

     (d)  The amounts of Net Monthly Recurring Revenue, Wholesale
NMRR and Deferred Service Revenue as of the Closing Date certified by Seller pursuant to Section 1.9(a) are true and correct in all material respects.

      3.5   Ownership  of  Property.   Except  as  set  forth  on
Schedule 3.5 and attached hereto and made a part hereof, Seller has, in all material respects, good and marketable title to the Assets free and clear of all Liens of any nature whatsoever. All of the property used in the conduct of the Business is owned by Seller as an Asset. Except as set forth on Schedule 3.5, the
Seller does not own or use any Internet domain name. At the Closing, Seller shall deliver to the Purchaser good and marketable title to the Assets free and clear of all Liens of any nature whatsoever. The Business has been conducted under the names set forth on Schedule 3.5 and at the locations set forth on
Schedule 3.5 for the lesser of five years or since its dates of incorporation. Except as set forth in Schedule 3.5, Seller has not acquired the assets of another business during the last five years. Seller does not own any real property.

     3.6  Litigation; Liabilities.

     (a) Except as set forth on Schedule 3.6 attached hereto and made a part hereof, Seller is not a party to or threatened with, nor is there any event which may give rise to, any litigation or governmental or other proceeding relating to or in connection with the Business in which any person or entity incurred any Damages (as hereinafter defined) prior to the Closing Date.

      (b) The amounts to be paid to Seller on the Closing Date and thereafter under this Agreement are sufficient to satisfy in full all of Seller's obligations to third parties, whether currently liquidated or not.

     (c) Seller is not in default of any agreement, nor will the consummation of the transactions contemplated by this Agreement result in such a default, the continued existence of which is material to the continued operation of Seller's business (including without limitation the Business).

      3.7 Compliance; Hazardous Substances. (a) Seller is operating and has operated the Business in compliance with all federal, state and local laws (including alarm company licensing or permit laws), ordinances, regulations and orders. Without limiting the generality of the immediately preceding sentence, Seller is in compliance with all employment and employee benefit laws.

     (a) Seller has not, nor has any third party, engaged in the generation, use, manufacture, treatment, transportation, storage or disposal of any Hazardous Substance (as defined below) on or from any site owned or occupied (now or previously) by Seller. Neither Seller nor any third party has received, nor is Seller aware of any basis for, any notice of violation of any Applicable Environmental Law (as defined below) with respect to any site owned or operated, now or previously, by Seller.

      (b) "Hazardous Substance" means any substance, chemical or waste that is listed as hazardous, toxic or dangerous under any Applicable Environmental Law, and any petroleum products.

     (c) "Applicable Environmental Law" means any federal, state or local law, regulation or ordinance which prohibits, regulates or limits the use of hazardous, toxic or dangerous materials or pollution of air or water or the destruction of natural resources.

      3.8 Customer Lists. Attached hereto as Exhibit A-3 is, to the best of Seller's knowledge, a true and correct list of all Seller's customers as of the date of this Agreement, representing no less than $500,000 of Net Monthly Recurring Revenue, that are parties to Customer Contracts. The list shows as to each customer: name, billing address, recurring rate and billing cycle. Except as set forth on Schedule 3.8, there has not been any general increase in rates charged to customers by Seller since January 1, 1997.

      3.9   Parties.   Except as set forth in  Section  3.10,  no
person other than Seller has any right to obtain any payment with respect to the sale of Seller's Assets as contemplated herein.

      3.10  No  Broker.  Except for the fee payable to  Deerfield
Partners LLC, as to which Seller is solely liable, Seller represents that it has not dealt with any broker in connection with the transactions contemplated by this Agreement.

      3.11 Material Statements. No representation or warranty contained in this Agreement, or any document delivered to Purchaser by Seller pursuant hereto or in connection herewith, contains or will contain an untrue statement of material fact or omits to state any material fact necessary to make any statement of fact contained herein or therein not misleading, where a true statement or accurate disclosure would have a material adverse effect on the investment decision of the Purchaser to acquire the Business.

     3.12 Tax Matters. All federal, state, local and foreign tax returns and tax reports required to be filed at any time with respect to the business (including without limitation the Business) and/or assets (including without limitation the Assets) of Seller have been filed, all of the foregoing are true, correct and complete, and all amounts shown as owing thereon have been paid. Seller has delivered to Purchaser true and correct copies of Seller's federal, state and local tax returns for the last two years.

       3.13 Alarm Systems. To the best of Seller's or Stockholders' knowledge, each of the alarm systems of Seller's customers designed, installed, partially installed, or contracted for installation by Seller prior to the Closing Date, and each supervisory alarm panel owned or operated by Seller as of the Closing Date, has been, and will, as of the Closing Date (where applicable), be in good working order and condition, ordinary wear and tear, subscriber negligence and subscriber non-use excepted, and (where applicable) will have been designed, installed and maintained, and will be operating and operated in accordance with good and workmanlike practices which are or were customary in the industry in the locality where the installation is located at the time of design, installation or maintenance. With respect to those alarm systems and panels where the applicable contract calls for it, each such alarm system will be designed, installed, partially installed or contracted for installation by Seller substantially in accordance with the specifications or standards of Underwriters Laboratories, local authorities and applicable telephone operating company requirements. All alarm systems designed, installed or partially installed by Seller prior to the Closing Date will conform in all material respects to the contracts pursuant to which they were designed or installed, and no design, installation or partial installation will have been made by Seller which was in violation of any applicable law, code or regulation when designed or installed. Seller has not installed any alarm system or panel where the applicable contract calls for specifications or standards of the Insurance Services Office or Factory Mutual Insurance Company.


      3.14 Condition of Assets Upon Transfer. To the best of Seller's or Stockholders' knowledge, all of the Assets, including without limitation tangible personal property, and improvements, fixtures and appurtenances on or to any real property leased by Seller and included in the Assets, are in good operating condition, order and repair, ordinary wear and tear and customer abuse and/or neglect excepted, are suitable for the purposes for which they are presently being used, and perform in all material respects in accordance with the purposes for which they were designed  to  be  used.  All the Assets have  been  operated  and maintained in conformity in all material respects with all applicable laws, ordinances, regulations, warranties, orders and other legal and safety requirements relating thereto. To the best of Seller's or Stockholders' knowledge, the Assets have no material defects, or needed material repairs, and are usable in the ordinary course of the Business.

      3.15 Contracts and Commitments. To the best of Seller's or Stockholders' knowledge, each Assumed Obligation is valid and in effect and no other party thereto is in default. To the best of Seller's or Stockholders' knowledge, Seller is not in default under any such Assumed Obligation, has received no notice of default thereunder, and no event has occurred or is expected to occur which (after notice and lapse of time or both) would become a breach or default under, or otherwise permit modification, cancellation, acceleration or termination of, any such Assumed Obligation. Seller has delivered to Purchaser a true, complete and correct copy of each written Assumed Obligation to which Seller is a party and any amendments thereto and an accurate description of every oral Assumed Obligation to which Seller is a party. Attached hereto as Schedule 3.15 is a true and complete copy of each form of customer contract used by Seller at any time during the past ten years.

       3.16 Intellectual Property. "Intellectual Property" includes trademarks (whether or not registered), trade names, service marks (whether or not registered), copyrights (whether or not registered), trademark and service mark registrations (and pending applications therefor), computer software (owned by
Seller, or authored or developed for Seller by any of its employees or agents), licenses, sublicenses, and franchise agreements of Seller, and all formulae, processes, techniques, confidential business information, designs, trade secrets, and other proprietary information and technology used in the Business. Schedule 3.16 sets forth a complete list of all such Intellectual Property. Except as disclosed in Schedule 3.16, Seller has not granted any outstanding licenses or other rights to Intellectual Property, and Seller is not liable, nor has Seller made any contract or arrangement whereby Seller may become liable, to any person or entity for any royalty or other compensation for the use of any Intellectual Property. Except as disclosed in Schedule 3.16, none of the rights of Seller in, to or under any Intellectual Property will be adversely affected by the consummation of the transactions contemplated hereby. Use of the Intellectual Property in the Business in the manner conducted by Seller prior to the Closing will not infringe any patent or copyright of any third party, or constitute a misappropriation of the trade secrets or other proprietary rights of any third party.

      3.17 Employee Benefit Plans; Wages and Benefits of Seller Employees. (a) All of the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multi-employer plans (as defined in
Section 4001(a)(3) of ERISA), and compensation programs and employment arrangements which are maintained, or contributed to, by Seller for the employees of the Business are listed in
Schedule 3.17(a) (collectively, "Employee Benefit Plans"). All obligations of Seller to contribute to Employee Benefit Plans on behalf of employees for all calendar years prior to 1997 have been satisfied, and all obligations of Seller to contribute to Employee Benefit Plans on behalf of such employees for the period ending on the Closing Date will be satisfied by Seller.

      (b) Except as listed in Schedule 3.17(a), Seller neither maintains nor sponsors, and is not required to make contributions to, any written or oral pension, profit sharing, thrift, deferred compensation, bonus, incentive, stock purchase, severance, hospitalization, insurance or other similar plan, agreement, or arrangement relating to employee benefits for any employee or to former employees of Seller who were employed in connection with the Business.

      (c) The Employee Benefit Plans conform to and have been administered in material compliance with their terms and applicable laws and regulations (including without limitation ERISA), and no condition exists with respect to any Employee Benefit Plan that could have a material adverse effect on the Assets or Purchaser.

      (d) Schedule 3.17(d) sets forth, for each Seller Employee, his or her title, his or her current wages and benefits (including current vacation time per year), his or her years of service, and all other terms and conditions of his or her employment.

     3.18 Labor and Employee Relations. Seller is not a party to any collective bargaining agreement nor are its employees members of a collective bargaining unit or union, nor, to the best of Seller's knowledge, has there been any recent unionization activity, and Seller has complied with all laws relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, health and safety, and the payment of social security, withholding and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with such laws, where, in any such case, the violation of which or liability for which would have a material adverse effect on the Assets. Except as described in
Schedule 3.18, no employee of the Business has given any notice or made any threat, or otherwise revealed an intent, to cancel or otherwise terminate his or her relationship with Seller and all employees of the Business are terminable at will by Seller, and all employees of the Business will be free of all employment obligations to Seller and will be free to become at will employees of Purchaser.

      3.19 Indebtedness. Except as set forth in Schedule 3.19, Seller does not have (a) any obligations, whether or not secured by any or all of the Assets, for money borrowed or under any guarantee, (b) any agreements or arrangements to borrow money or to enter into any such guarantee, or (c) any agreements or commitments to enter into any of the foregoing agreements or guarantees.

      3.20 Books and Records. The Records, including without limitation the books of account and other financial corporate records, relating to the Business that are not Excluded Assets are complete and correct and are maintained in accordance with good business practices or generally accepted accounting principles, consistently applied, as applicable.

      3.21 Powers of Attorney. No person has any power of attorney to act on behalf of Seller in connection with any of the Assets or the Business other than such powers to so act as normally pertain to the officers of a corporation.

      3.22 Customer Claims Insurance. Seller maintains in effect insurance covering its assets and business (including without limitation the Assets and the Business) and any liabilities relating thereto in amounts customarily carried by persons or organizations conducting similar businesses. Except as set forth on Schedule 3.6 or Schedule 3.22, there have been no material customer claims against Seller relating to or in connection with the Business during the past six years, no such claim is currently pending, and there is no basis for any such claim.

      3.23 Non-Compete Agreements/Goodwill Rights. Except as set forth on Schedule 3.23, Seller has not entered into or become bound by any non-compete agreements or acquired any goodwill rights as the result of business acquisitions or employment agreements.

      3.24 Limitations. Notwithstanding any of the foregoing provisions, no warranty or representation of the Seller or the Stockholders set forth herein shall be construed to have been written, agreed to or paid for for the benefit of any third party whatsoever, nor should any such warranty or representation be construed as a waiver, abrogation or release of any limitation of liability contained in any alarm monitoring, maintenance, repair, service or installation contract entered into between Seller and any customer of Seller prior to the Closing.

     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants the following to Seller:

      4.1 Incorporation, Powers and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and Purchaser is qualified to do business in the states of Rhode Island,
Massachusetts and Connecticut. Purchaser has all requisite corporate power to carry on its business as it is now conducted and to own, lease or operate the properties and assets it now owns, leases or operates.

       4.2 Authority. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been approved by all necessary corporate action, and no other proceedings on the part of Purchaser or Purchaser's stockholders will be necessary to effect or approve the transactions contemplated by this Agreement. No filing, notice or recordation with, or consent or approval from any governmental agency or any third party is required (a) in order to permit Purchaser to enter, or as a result of Purchaser entering, into this Agreement or (b) in order for Purchaser to consummate, or as a result of Purchaser's consummation or performance of, this Agreement or any transaction contemplated hereby. This Agreement has been executed and delivered by Purchaser. This Agreement and each of the other documents to be executed and delivered by Purchaser pursuant hereto are and will be the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any general principles of equity, including without limitation equitable principles limiting the right to obtain specific performance of Purchaser hereunder or thereunder.

     4.3 No Conflict. Neither the execution nor the delivery of this Agreement, nor Purchaser's consummation of the transactions contemplated hereby, nor Purchaser's fulfillment of the terms hereof, nor Purchaser's compliance with the terms and provisions hereof, will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under or create any liability under (a) Purchaser's certificate of incorporation or by-laws, (b) any agreement or instrument to which Purchaser is a party or by which it or any of its properties is bound, or (c) any law, regulation or ordinance, injunction, decree, order or judgment applicable to or binding upon Purchaser.

      4.4 No Broker. Purchaser has not dealt with any broker in connection with the transactions contemplated by this Agreement.

      4.5 Material Statements. No representation or warranty contained in this Agreement, or any document delivered to Seller by Purchaser pursuant hereto or in connection herewith, contains or will contain an untrue statement of material fact or omits to state any material fact necessary to make any statement of fact contained herein or therein not misleading.

     5.   Pre-Closing Covenants.

      5.1 Conduct of Business. From the date of this Agreement to the Closing, Seller will operate the Business only in the ordinary course and substantially in the same manner as presently conducted, maintain the Records in substantially the same manner as presently maintained and preserve the relationships of the Business with its material suppliers and customers, and, in particular, Seller, without the prior written consent of Purchaser, will not, with respect to the Business,:

      (a) cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

      (b) be in default under any material contract, agreement, commitment or undertaking of any kind to which any Seller is a party or by which any of its assets or properties (including without limitation any of the Assets) are bound, where such default could have a material adverse effect on the Business or the Assets;

      (c) violate or fail to comply with all laws, regulations and rules applicable to it or its properties or business (including without limitation the Business), or fail to maintain in effect or its good standing under all permits and licenses necessary to conduct the Business, where such violation or failure could have a material adverse effect on the Business or the Assets;

      (d) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, any of its assets, properties or rights, including without limitation inventories, of the type to be included in the Assets or cancel or otherwise terminate, or agree to cancel or otherwise terminate, any debts or claims, except in the ordinary course of business;

      (e) except in the ordinary course of its business, make or permit any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties (including without limitation any of the Assets) are subject;

      (f) except in the ordinary course of business, increase or agree to increase the rate of compensation payable or to become payable to any of its employees, or adopt any new, or make any increase in, any employee benefit plan, payment or arrangement made to, for or with any Seller's employees;

      (g) except for a capital expenditure made in the ordinary course of Seller's dealer program, make any expenditure, commitment or accrual for the purchase, acquisition, construction or improvement of a capital asset related to the Business, which in any event, equals or exceeds individually or in the aggregate $50,000;

      (h) make any change in the relationship or course of dealing between Seller and its material suppliers or customers which could have a material and adverse effect on the Business or prospects of any Seller;

      (i) increase or decrease any customer rates other than in the ordinary course of the Business;

      (j) enter into or assume any pledge or other title retention agreement or permit any Lien to attach upon any of the Assets;

       (k) take any action that results in any of its representations or warranties set forth in this Agreement becoming untrue (including the accuracy of the Schedules hereto), in Seller's inability to satisfy any of the conditions to Closing, or in any of the Assets becoming materially less valuable than on the date of this Agreement;

      (l) fail promptly to advise Purchaser in writing of the occurrence of any matter or event that is material to the Business, the Assets, or to Seller's ability to satisfy any of the conditions to Closing or the representations or warranties of Seller in this Agreement;

      (m) fail to maintain and/or repair any tangible assets included in the Assets in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto; and/or

      (n) merge, consolidate or agree to merge or consolidate with or into any other corporation or entity.

      Notwithstanding the foregoing, Seller may acquire prior to the Closing, on terms and conditions previously disclosed to Purchaser, certain assets and alarm monitoring accounts from (i) U.S. Protective Systems, Inc., (ii) McGinn Smith and (iii) JMS Security Inc..

      5.2 Insurance. Seller shall maintain or cause to be maintained, in full force and effect, through the Closing Date, all of its insurance policies unless replaced by substantially comparable insurance coverage. Seller shall promptly advise Purchaser of any fire, accident or other casualty occurring on or before the Closing Date.

       5.3 Employee Meetings. Prior to the Closing Date, representatives of Purchaser shall be entitled to hold an initial meeting with each employee of Seller (such employees being referred to herein as the "Seller Employees"), upon reasonable notice to Seller, to interview such Seller Employees and explain and answer questions about the conditions, policies and benefits of any potential employment by Purchaser at which a representative of Seller shall be present. Thereafter, until the Closing, Seller shall cooperate with Purchaser in communicating to the Seller Employees any additional information concerning any potential employment by Purchaser that the Seller Employees may seek, or which Purchaser may desire to provide, and during normal working hours shall allow such additional meetings by representatives of Purchaser with the Seller Employees as Purchaser may reasonably request. Seller shall be entitled to have one or more representatives attend all such meetings. Nothing contained in this Agreement shall indicate or in any way be construed as an offer by Purchaser to employ or otherwise retain the services of any Seller Employee at any time.

       5.4 Access to Properties. Purchaser, by authorized representatives designated by Purchaser, shall have the right to examine the properties, books and accounts of Seller's Business at any time prior to the Closing Date during regular business hours upon twenty-four (24) hours' prior notice to the Seller.

      5.5 Confidentiality; No Disclosure. Each party hereto shall keep confidential and shall not divulge any data or information it obtains regarding any other party hereto. No party hereto will make any public announcement of the negotiations among the parties related to this Agreement, or the transactions contemplated hereby, except as may be required by law. The parties agree that they shall each use best efforts to advise and confer with each other prior to the issuance of any reports, statements or press releases pertaining to this Agreement or the transactions contemplated hereby.

     6.   Conditions Precedent to the Closing.

      6.1 Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the satisfaction of each of the following conditions except to the extent that (i) the failure to satisfy any such condition would not have a material adverse effect on the Business or the Purchaser or (ii) any of such conditions are waived by Purchaser.

      6.2   Representations and Warranties True  as  of  Closing.
Each of the representations and warranties of Seller, Stockholders and Purchaser contained in this Agreement shall be materially true and correct when made and on and as of the Closing Date as if then made, except to the extent that such representations and warranties are expressly made as of a specified date and, as to such representations and warranties, the same shall be true and correct as of such specified date. At the Closing, Purchaser shall have been furnished with a certificate executed by Seller with respect to the accuracy of such representations and warranties as of the Closing Date as if then made and to the fulfillment of the conditions stated in this
Section 6 to the extent that such conditions are precedent to the obligations of Purchaser.

       6.3 Obligations, Covenants, Agreement and Conditions Performed. Seller shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed by the chief executive officer of Seller, to that effect.

      6.4 No Material Change. There shall have been no material adverse change in the business (including without limitation the Business), property or affairs of Seller between the date of this Agreement and the Closing Date.

      6.5 Delivery of Closing Documents. Purchaser shall have received the documents described in Section 7.2.

      6.6 No Actions, etc. There shall be no action pending or threatened before any court or other governmental authority which seeks to (i) invalidate or set aside, in whole or in part, this Agreement or any of the agreements contemplated hereby, (ii) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby or (iii) obtain material damages in connection herewith or therewith.

      6.7 Necessary Consents. Seller shall have obtained the consent in writing of all necessary persons to the transactions contemplated by this Agreement, including without limitation the Bill of Sale and/or such amendments or modifications of such documents as may be required in order that the purchase of the Assets hereunder will not result in the termination of, or any default under, any contracts, agreements, obligations, leases, permits or licenses transferred to Purchaser pursuant to this Agreement, except such consents, amendments or modifications which if not obtained will not have a material adverse effect on Purchaser's ability to operate the Business after the Closing Date, as determined in Purchaser's sole discretion.

     7.   Closing.

      7.1 The closing of the purchase and sale of the Assets provided for in this Agreement (the "Closing") shall take place at the offices of Robinson & Cole LLP, Financial Centre, Stamford, Connecticut, on or before March 16, 1998, at 10:00 A.M. local time or at such other date, time and place as the parties shall mutually agree.

      7.2 At the Closing, the Purchaser shall (i) make the payments required to be made on the Closing Date and (ii) deliver to Seller evidence of insurance maintained by Purchaser to insure personal injury and property damage claims arising from the operation of the Business subsequent to the Closing, which insurance shall provide coverage of at least $1,000,000 per person for personal injury and an aggregate limit of not less than $10,000,000 for personal injury or property damage. Seller shall execute and deliver the items called for above and the following:

      (a) Non-Compete Agreements in the form of Exhibit E attached hereto, signed by Seller, James Lees and Edward Silvey;
and

      (b) An Assignment of all written contracts with customers, customer orders and all other customer records in form acceptable to Purchaser; and

     (c) A General Bill of Sale and Assignment for the Assets in form acceptable to Purchaser (the "Bill of Sale"); and

      (d) a five year lease from Non Vista Mare Corp. to Purchaser, in form and substance satisfactory to Purchaser, for rental payments which do not exceed Seller's payments under its existing lease of such premises, of Seller's premises located at Malden, Massachusetts; and

      (e)   The  Certificates of Net Monthly  Recurring  Revenue,
Wholesale  NMRR and Deferred Service Revenue, as  called  for  in
Section 1.9(a); and

      (f) An opinion of counsel to Seller in the form of Exhibit F attached hereto; and

      (g) A good standing certificate regarding Seller of recent date from the jurisdiction where it is incorporated and from each other jurisdiction where Seller is qualified to do business; and

     (h)  An incumbency certificate of Seller; and

      (i) A certified copy of the resolutions adopted at a meeting or by written consent by the Board of Directors and, if applicable, the shareholders of Seller authorizing the execution and delivery by Seller of this Agreement and all related agreements and the consummation of the transactions contemplated hereby; and

      (j) a certificate signed by James Lees, an authorized officer of Seller, to the effect that the representations and warranties of Seller made herein are true and correct as of the Closing Date and that Seller has performed in all material respects all of its pre-closing commitments hereunder; and

       (k)    All   consents  obtained  by  Seller  pursuant   to
Section 6.7; and

     (l)  Tax clearance letters for Seller from the Massachusetts
Department of Revenue Services with respect to the sales and use tax and the corporation business tax; and

      (m) Evidence of the repayment and termination of all Seller's obligations to State Street Bank and all other lenders holding a security interest in all or part of the Assets in form and substance satisfactory to Purchaser in its sole discretion, including without limitation UCC-3 termination statements with respect thereto; and

      (n) A consulting agreement between Lees and Purchaser in the form of Exhibit D attached hereto and made a part hereof; and

      (o) Updated Schedules and Exhibits to this Agreement dated as of the Closing Date; and

      (p) Such other documents as Purchaser reasonably requires to consummate the transactions contemplated in this Agreement.

      7.3 Liquidated Damages. Seller and the Stockholders acknowledge and agree that its or their sole remedy arising out of or related to Purchaser's failure or refusal to consummate the transactions contemplated by this Agreement at the Closing will be limited to the value of the deposit or deposits held by Seller.

     8.   Post Closing.

       8.1 Warranties and Representations. The respective representations and warranties of Seller, the Stockholders and Purchaser contained herein shall survive the Closing for a period of one (1) year, except that all representations and warranties of Seller relating in any way to taxes shall survive the Closing for the longer of (a) five (5) years and (b) the last expiring applicable statute of limitations.

      8.2 Seller's Obligations. Seller will expeditiously after the Closing pay or perform all liabilities and obligations of Seller which are outstanding on the Closing Date and are not Assumed Liabilities, including without limitation all liabilities and obligations that arise after the Closing Date.

      8.3 State Filings. Seller shall, to the extent not completed prior to the Closing Date, file, or cooperate with Purchaser in filing, any notices required under applicable state law relating to the sale of Seller's assets and shall send a copy of any response received from any state or any other governmental authority to Purchaser upon receipt.

      8.4 Assumption of Obligations. To the extent that any of the Assumed Obligations are not assignable without the consent of another party, Seller and Purchaser each agree to use reasonable efforts to obtain such consent to the assignment thereof to Purchaser. If such consent shall not be obtained for any Assumed Obligation, Seller and Purchaser shall make suitable arrangements, without cost to Purchaser, whereby Purchaser may nevertheless enjoy the benefits and rights of Seller and perform the obligations of Seller thereunder.

      8.5 Access to Information. For a period of five (5) years after the Closing Date, Seller shall afford to representatives of Purchaser, including its counsel and auditors, upon reasonable prior notice during normal business hours, access to any and all information and written materials in the possession or control of Seller relating to the Business and not in the possession of Purchaser.

      8.6 Use of Trade Names. From and after the Closing Date, Seller shall not use the name "Sentry Protective Systems" or any derivation thereof or any similar names in or in connection with the security or alarm industry, without the prior written consent of Purchaser.

      8.7 Mail and Communications. After the Closing, Seller will promptly deliver to Purchaser the original of any mail or other communication received by Seller pertaining to the Assets or the Business with respect to periods commencing on or after the Closing Date.

      8.8 Telephone Numbers. After the Closing, Seller waives its rights to use the telephone and facsimile numbers and advertising materials referred to in Section 1.1(g) and consents to Purchaser's right to use such numbers and advertising in connection with the Business, and Seller shall provide reasonable assistance to Purchaser for it to retain the use of such numbers and advertising.

      8.9 Employee and Other Accounts. Purchaser shall make available its standard employee discount in effect from time to time to all employees of Seller employed by Purchaser. In addition, Purchaser agrees to provide alarm monitoring service without charge for a period of up to five years to twelve customers to be specified by Lees; provided, however, that each such customer enter into Purchaser's standard alarm monitoring contract.

     9.   Indemnification.

     9.1  Indemnification by Seller and Stockholders.

      (a) Claims. Seller and each of the Stockholders hereby severally and jointly agree to indemnify and defend Purchaser and each of Purchaser's officers, directors, employees and agents (individually and collectively, an "Indemnified Person") against, and to hold each Indemnified Person harmless from, any and all damages, losses, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and costs (collectively "Damages"), incurred or suffered by any Indemnified Person, arising out of or related to (i) subject to Section 8.1, any misrepresentation or breach of any warranty, covenant or agreement made or to be performed by Seller or the Stockholders in or pursuant to this Agreement or any other document or agreement delivered in connection herewith or (ii) the operation of any of Seller's businesses (including without limitation the Business) or any portion thereof prior to the Closing Date or
(iii) any obligations or liabilities of Seller (including those arising pursuant to this Agreement) other than Assumed
Liabilities  or  (iv)  any  claim  for  a  brokerage  or  similar commission due from Seller arising out of the transactions contemplated by this Agreement made against any Indemnified Person for such a commission owed by Seller or (v) any liability of Purchaser for Damages suffered by any person or entity prior to the Closing Date in connection with the Business. Payments to Seller otherwise due from Purchaser or the Stockholders after the Closing Date may be withheld in reasonable amounts pending resolution of any claims brought against any Indemnified Person as to which this indemnity is or may be applicable; provided, however, that Seller and Stockholders shall not be liable for any Damages (other than Damages relating to a breach of representations and warranties of Seller relating in any way to taxes) to the extent that all such Damages do not exceed an aggregate of $75,000; provided further, however, that Seller and the Stockholders shall indemnify the Indemnified Persons from and against all Damages (i) arising out of or relating to a representation and warranty of Seller relating in any way to taxes, or (ii) if such Damages exceed an aggregate of $75,000; provided further, however, that the liability of Seller hereunder shall not exceed $10,000,000; provided further, however, that the liability of Silvey hereunder shall not exceed $1,000,000; provided further, however, that the liability of Lees hereunder shall not exceed $10,000,000.

      (b) Notice. Purchaser agrees to give prompt notice to Seller and the Stockholders of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Seller and the Stockholders may, in their sole discretion, assume the defense of any such claim, suit, action, or proceeding at their own expense and may dispose of any such claim, suit, action or proceeding in their sole discretion without any liability or expense to any Indemnified Person. In any event, each Indemnified Person shall have the right to participate in or with respect to any such claim, suit, action or proceeding with counsel of its own choice and at its own expense.

     9.2  Indemnification by Purchaser.

      (a) Claims. Purchaser hereby agrees to indemnify Seller and the Stockholders against, and to hold Seller and the
Stockholders harmless from, any and all Damages incurred or suffered by Seller and the Stockholders in connection with any claim, action, suit or proceeding arising out of or related to
(i) any misrepresentation or breach of any warranty, covenant or agreement made or to be performed by Purchaser in or pursuant to this Agreement or (ii) the operation of the Assets by Purchaser from and after the Closing Date, or (iii) the Assumed Liabilities or (iv) any claim for a brokerage or similar commission arising out of the transactions contemplated by this Agreement made against Seller for such a commission owed by Purchaser. In connection with matters set forth in (ii) above, Purchaser shall maintain no less than $10,000,000 of insurance coverage with respect to such liabilities on terms and conditions either (i) similar and customary to those prevailing in Purchaser's industry or (ii) equivalent to those currently maintained by Purchaser.

      (b) Notice. Seller and the Stockholders agree to give prompt notice to Purchaser of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Purchaser may, in its sole discretion, assume the defense of any such claim, suit, action or proceeding at its own expense and may dispose of any such claim, suit, action or proceeding in its sole discretion without any liability or expense to Seller and the Stockholders. In any event, Seller and the Stockholders shall have the right to participate in or with respect to any such claim, suit, action or proceeding with counsel of its own choosing and at its own expense.

      9.3 Limitation of Indemnity. No claim for indemnification pursuant to Sections 9.1 or 9.2 hereunder may be made for Damages occurring more than two years after the Closing; provided, however, that the obligations of Seller and the Stockholders to indemnify Purchaser for the breach of any representation or warranty relating to taxes shall survive for the periods set forth in Section 8.1 hereunder.

     10.  Miscellaneous.

       10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when sent by overnight courier or by registered or certified mail, deposited in the United States mail, postage prepaid, return receipt requested, to the appropriate party at its or his address below or at such other address for such party (as shall be specified by written notice):

     (a)  If to Seller or the Stockholders, at:

          Mr. James W. Lees
          Security Systems, Inc.
          110 Florence St.
          Malden, Massachusetts  02148

          and

          Mr. Edward A. Silvey
          Security Systems, Inc.
          110 Florence St.
          Malden, Massachusetts  02148

          with a copy to:

          Edward George & Associates
          11 Beacon Street, Suite 1125
          Boston, Massachusetts  02108
          Attention: Edward George, Jr., Esq.


          (b)  If to Purchaser at:

          Mr. Russell R. MacDonnell
          Alarmguard, Inc.
          125 Frontage Road
          P.O. Box 1249
          Orange, CT 06477-7249

          with a copy to:

               Robinson & Cole LLP
          Financial Centre
          P.O. Box 10305
          695 East Main Street
          Stamford, CT  06904
          Attention:  Richard A. Krantz, Esq.


      10.2 Expenses. Each of the parties hereto shall bear its own expenses in connection with the negotiation and consummation of the transactions contemplated hereby.

      10.3 Risk of Loss. The risk of loss, damage or destruction to any of the Assets from fire or other casualty or cause shall be borne by Seller at all times prior to the Closing. In the event of any such loss, damage or destruction, the proceeds of any claim for any loss payable under any insurance policy covering such loss shall be payable to Seller. In the event of any such material loss, damage or destruction, Seller shall specify in writing to Purchaser with particularity the loss, damage or destruction incurred, the cause thereof, if known or reasonably ascertainable, and the extent to which restoration, replacement and repair of the Assets lost, damaged or destroyed will be reimbursed under any insurance policy with respect thereto. If such insurance proceeds are not sufficient to restore, replace or repair the lost or destroyed Assets, Seller shall either (i) make any additional payments required to restore, replace or repair the lost or destroyed Assets to their condition immediately prior to such loss, damage or destruction, or (ii) unless Purchaser is willing to forego any deficiency between the value of the lost or destroyed Assets and the insurance proceeds thereon, terminate this Agreement without liability. If any such material loss or destruction shall occur within thirty (30) days prior to the Closing, Seller shall have the right, upon written notice, to postpone the Closing until such time as the Assets have been completely restored, replaced or repaired unless the same cannot be reasonably effected within thirty (30) days of the original Closing Date. If such restoration, replacement or repair cannot be effected within such period, Purchaser shall have the option to elect in writing to either: (a) terminate this Agreement and thereafter all obligations of the parties shall cease without further liability to conclude the sale; or (b) elect to consummate the Closing and accept the property in its "then" condition, in which event Seller shall assign to Purchaser all of Seller's rights under any insurance claim covering the loss and pay over any insurance proceeds received by Seller in connection therewith, and Seller shall pay to Purchaser an amount equal to any additional amount required to restore, replace or repair such property to its condition immediately prior to such loss, damage or destruction.

      10.4  Benefit and Burden.  This Agreement shall be  binding upon,  and shall inure to the benefit of, and be enforceable  by,
the    parties    hereto   and   their   respective   successors,
administrators and permitted assigns.

     10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut
(excluding application of any choice of law doctrines that would make applicable the law of any other state.)

      10.6 Assignment. This Agreement shall not be assignable by any party hereto except with the written consent of the other parties. Any other attempted assignment shall be void. The foregoing notwithstanding, Purchaser may assign its rights hereunder, and under any agreement or document entered into or received hereunder, to any affiliated entity and/or as collateral to any lender providing funds to be used in Purchaser's acquisition or operation of the Assets. No such assignment shall relieve the assignor of its obligations hereunder.

      10.7  Attorneys'  Fees.   If any action  or  proceeding  is
brought to enforce or interpret any provision of this Agreement, each party shall bear its own attorney's fees.

      10.8 Further Assurances. Before, during and after the Closing Date, without further consideration, the parties hereto shall each execute and deliver such further instruments and documents and take such further actions as the other party shall reasonably request to consummate, or in furtherance of, the transactions contemplated by this Agreement and to perfect Purchaser's title to the Assets. Without limiting the generality of the preceding sentence, at any time and from time to time after the Closing Date, at Purchaser's reasonable request and without further consideration, Seller will execute and deliver such other instruments of conveyance and transfer as Purchaser reasonably may require more effectively to convey to, transfer to, and vest in Purchaser, or to put Purchaser in possession of, any or all of the Assets.

     10.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent and in the particular jurisdiction in which it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

      10.10 Jurisdiction; Waivers. (a) Each party hereto hereby irrevocably submits to the jurisdiction of any Connecticut or United States Federal Court sitting in Fairfield County, Connecticut, over any action or proceeding arising out of or relating to this Agreement or any document or instrument executed and/or delivered in connection herewith, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Connecticut or Federal court. Each party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Section 10.1 hereof. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto further waives any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non conveniens. Each party hereto further agrees that any action or proceeding brought against any other party hereto shall be brought only in Connecticut or United States Federal court sitting in Fairfield County.

     (b)  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL
RIGHTS ANY OF THEM MAY HAVE TO JURY TRIAL.

       10.11      Entire  Agreement.   This  Agreement  and   the
documents delivered in connection herewith constitute the entire agreement of the parties hereto, and no oral statement or prior written matter shall have any force or effect.

      10.12 Number and Gender. Whenever the sense of this Agreement requires, the use of the singular number shall include the plural, and the use of the masculine gender shall include the feminine and/or neuter genders.

      10.13 Headings for Convenience. The titles of Sections of this Agreement herein are for convenience of reference only, are not a part of this Agreement, and shall not be deemed to modify or affect the interpretation of this Agreement.

      10.14 Amendments. This Agreement may not be modified except by a writing signed by the party against whom the enforcement of any modification is sought.

     10.15 Execution of Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.


                 THE    NEXT   PAGE   IS   THE   SIGNATURE   PAGE

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                              PURCHASER:

                              ALARMGUARD, INC.



                              By__________________________
                              Name:  Russell R. MacDonnell
                              Title:  Chairman
                              Duly Authorized


                              SELLER:

                              SECURITY SYSTEMS, INC.
                              d/b/a SENTRY PROTECTIVE SYSTEMS


                              By____________________________
                              Name:  James W. Lees
                              Title:  Chief Executive Officer
                              Duly Authorized


                              _______________________________
                              James W. Lees

                              _______________________________
                              Edward A. Silvey